EXHIBIT 10.14(ii)

BIOCANCELL THERAPEUTICS INC.
GLOBAL SHARE INCENTIVE PLAN (2007)

OPTION AGREEMENT

FOR OPTIONS GRANTED UNDER SECTION 102(b)(2)

OF THE ISRAELI INCOME TAX ORDINANCE

TO EMPLOYEES, OFFICERS OR DIRECTORS

AS 102 CAPITAL GAINS TRACK OPTIONS

Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the same meanings as ascribed to them in the BioCancell Therapeutics Inc. Share Incentive Plan (2007) and the Appendix thereto for Israeli Taxpayers (jointly referred to herein as the “Plan”, except where the context otherwise requires).

This Option Agreement (the “Agreement”) includes the Notice of Option Grant attached hereto (the “Notice of Option Grant”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.           Grant of Options.

The Board of Directors of BioCancell Therapeutics Inc. hereby grants to the Participant, Options to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the "Exercise Price"), and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961, the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and ESOP Trust Company (the “Trustee”).  The Options are granted as a 102 Capital Gains Track Grant.  In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.  However, the Notice of Option Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.           Issuance of Options.

2.1           The Options will be registered in the name of the Trustee as required by law to qualify under Section 102, for the benefit of the Participant.  Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

2.2           The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Plan.

2.3    The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted to him thereunder.

2.4    The Participant hereby confirms that he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

3.           Non-Transferability of Options and Shares.

3.1    Non-Transferability of Options.  The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant, by the Participant only.  The transfer of the Options is further limited as set forth in the Plan.

3.2    Non-Transferability of Shares.  The transfer of the Shares to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 5.4 below.

4.           Period of Exercise.

4.1    Term of Options.  The Options may be exercised in whole or in part once vested at any time for a period of ten (10) years from the Date of Grant, as set forth in the Notice of Option Grant, subject to Section 4.2 below.  The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out in the Notice of Option Grant.

4.2    Termination of Options.  Options shall terminate as set forth in the Plan.  Options may be exercised following termination of Participant’s relation as a Service Provider solely in accordance with the provisions of Section 9 of the Plan, unless otherwise explicitly stated in the Notice of Option Grant.

5.           Exercise of Option Award.

5.1    The Options, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise”  in the form attached hereto as Exhibit B, or in such other form as the Company and/or the Trustee may from time to time prescribe, together with payment of the aggregate purchase price in accordance with the provisions of the Plan.

5.2    In order to issue Shares upon the exercise of any of the Options, the Participant hereby agrees to sign any and all documents required by law and/or the Company's Corporate Charter and/or the Trustee.

5.3    After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Participant.

5.4              The Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise.  If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Participant’s behalf by the Trustee.  In the event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, provided that the Participant first complies with the provisions of Section 7 below.  In the event that the Participant elects to have the Shares transferred to the Participant without selling such Shares, the Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

6.           Taxes.

6.1           Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to the Options or Shares issued upon exercise thereof, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliate by law, such as the employer’s component of payments to the National Insurance Institute. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem  necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant's salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy  minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

6.2              THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

7.     Legal Compliance

Shares shall not be issued pursuant to the exercise of an Option  unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.           Adjustments upon Certain Transactions

In the event of a Transaction, the provisions of Section 10.2 of the Plan will apply, unless otherwise explicitly provided in the Notice of Option Grant.

9.           Miscellaneous.

9.1           Continuance of Employment.  Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted this Option or acquiring Shares hereunder).  Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Options shall not vest and shall not become exercisable. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant's right or the right of the Company or its Affiliate to terminate Participant's relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Participant in the future.

9.2           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law.

9.3    Entire Agreement.  This Agreement, together with the Notice of Option Grant, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.  No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Option Grant or the Plan.

9.4           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.  The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

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By the signature of the Participant and the signature of the Company's representative below, Participant and the Company agree that the Options are granted under and governed by (i) this Option Agreement, (ii) the Plan (including the Appendix for Israeli Taxpayers), a copy of which has been provided to Participant or made available for his/her review, (iii) Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to Participant or made available for his/her review.  Furthermore, by Participant’s signature below, Participant agrees that the Options will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.

In addition, by his signature below, Participant confirms that he is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he will not require the Trustee  to release the Options or Shares to him, or to sell the Options or Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

In Witness Whereof, the Company has caused this Option Agreement to be executed by its duly authorized officer and the Participant has executed this Option Agreement as of the Date of Grant.

BioCancell Therapeutics Inc. By: _________________ Name: _________________ Title: _________________	Participant

EXHIBIT A

NOTICE OF SHARE OPTION GRANT

(Name)

(Address)

The undersigned Participant has been granted an Option to purchase Ordinary Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant
Vesting Commencement Date
Exercise Price per Share
Total Number of Shares Granted
Total Exercise Price
Term/Expiration Date                                                                               As set forth in the Plan

Type of Options                                                                               Section 102 – Capital Gains Track

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule, subject to Participant’s continuing to be an employee, officer or director on such vesting dates:

25% of the Shares subject to the Option shall vest on the one year anniversary of the Date of Grant. Thereafter, 6.25% of the Shares subject to the Option shall vest at the end of each calendar quarter, i.e. March 31, June 30, September 30 or December 31 of any given year after the Vesting Commencement Date, until fully vested.

Options that do not vest and become exercisable in accordance with the above (or as otherwise provided under the Plan) will be terminated in accordance with the Plan.

Acceleration:

Notwithstanding anything to the contrary in the Plan (including the Appendix thereto) in the event that the Participant's employment with the Company terminates as a result of the Employee's death or disability (as defined in the Plan) or upon termination by the Company of the Participant's employment for any reason other than Cause, any unvested Options shall be accelerated so that all such Options shall be immediately vested in full as of the date of such termination.

Additional Terms:

Notwithstanding anything to the contrary in Section 4.2(b) of the Plan, in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company the Committee will not have the authority to cancel outstanding Options hereunder in consideration of payment in cash or other property in exchange therefore without the prior written consent of the Participant, unless all of the holders of Options which the Plan will be subject to such cancellation on the same terms, in which event the Participant’s consent shall not be required.

EXHIBIT B

EXERCISE NOTICE

BioCancell Therapeutics Inc.

Attention: [Chief Financial Officer]

1.           Option.  I have been granted options (the “Option”) to purchase ordinary shares (the “Shares”) of BioCancell Therapeutics Inc. (the “Company”) pursuant to the Company’s Global Share Incentive Plan (2007) and the Appendix thereto for Israeli Taxpayers (the “Plan”), the Notice of Option Grant (the “Notice”) and Option Agreement (the “Option Agreement”), as follows:

Date of Option Grant:
Number of Option Shares:
Exercise Price per Share:	US$

2.           Exercise of Option.  I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:
Total Exercise Price (Total Shares X Price Per Share):	US$

3.           Payments.  Enclosed is the payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	US$/NIS
Check:	US$/NIS
Circle the appropriate currency of actual payment

4.           Tax Withholding.  The Participant explicitly acknowledges Section 6 of the Option Agreement, with respect to its bearing of any tax consequences in connection to the Option, and the exercise thereof, and without limitation hereby authorizes payroll withholding and otherwise will make adequate provision for all appliable tax withholding obligations of the Company, if any, in connection with the Option, all as more completely described in the plan and the Option Agreement and Plan.

5.           Participant Information.

Participant’s address is:
Participant’s ID Number is:

6.           Binding Effect.  I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement and the Trust Agreement between the Company and the Trustee, to all of which I hereby expressly assent.  This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I FURTHER ACKNOWLEDGE THAT THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE APPLICABLE RESTRICTIONS PROVIDED BY THE PLAN, AND PARTICULARLY THOSE RESTRICTIONS IMPOSED IN THE FRAMEWORK OF AMENDED SECTION 102(B)(2) OF THE ISRAELI TAX ORDINANCE.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice of Option Grant and the Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,
__________________ (Signature)
Print Name
Dated:
Receipt of the above is hereby acknowledged. BIOCANCELL THERAPEUTICS INC.

By:

Title:

Dated: